UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01                                           Other Information

On August 14, 2018, pursuant to the Company’s instructions, the NASDAQ Global Select Market notified certain financial firms and financial data vendors that the Company’s common stock will begin trading under a new ticker symbol “ASRT” and a new CUSIP number, 04545L 107, at the opening of trading on August 15, 2018. As previously disclosed, the Company expects that it will be changing its name to Assertio Therapeutics, Inc. (the “Successor Registrant”) and will be reincorporating to Delaware.  The Successor Registrant is expected to file a Current Report on Form 8-K tomorrow morning, August 15, 2018, that will include additional information with respect to these matters.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements that are not historical facts contained in Item 8.01 of this Current Report on Form 8-K are forward-looking statements. These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to our corporate name change, our reincorporation in Delaware and other risks outlined in the Company’s public filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All information provided herein speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: August 14, 2018	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel